SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     The EMPLOYMENT AGREEMENT (the "Agreement"), dated as of June 11, 2000, by and between Prime Retail, Inc., a Maryland corporation ("Prime"), and the sole general partner of Prime Retail, L.P., a Delaware limited partnership (the "Operating Partnership"), and Robert A. Brvenik (the "Executive"), as amended by the first Amendment thereto, effective April 2, 2001, is further amended by this Second Amendment, effective June 6, 2002 (unless otherwise noted herein) in the following respects:

     1. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  1.       Duties.
                           ------

                  During the Term hereof (as defined in Section 2 hereof), the Company agrees to retain Executive, and Executive agrees to be retained by the Company, as the President, Chief Financial
                  Officer and Treasurer of the Company on the terms and conditions provided in this Agreement. Executive shall serve in such positions and Executive shall exercise such powers and authority as are customarily inherent in similar positions in a comparable publicly-held entity or as provided by the By-laws of Prime ("By-laws") and the Agreement of Limited
                  Partnership of the Operating Partnership, as amended (the "Partnership Agreement"). Prime, in its capacity as sole general partner of the Operating Partnership, may, from time to time, in its sole discretion, by action of its Board of Directors (the "Board") further define and clarify Executive's
                  duties  and   services  hereunder  or  under  the  By-laws  or
                  Partnership Agreement in a manner consistent with the offices for which he has been retained hereunder and the scope of work set forth herein. Executive agrees to devote his best efforts and substantially all of his business time, attention, energy, and skill to performing his duties to the Company under this Agreement. Executive will report directly and exclusively to the Company's Chief Executive Officer ("CEO"), and he will perform all of his duties in accordance with such reasonable directions, requests, rules and regulations as are specified by the CEO in connection with his employment. During the Term of this Agreement, it shall not be a violation of this
                  Agreement   for   Executive   to   (i)   serve  on  corporate,
                  industry-related, civic, or charitable boards or committees or devote time to serving any such entities or organizations,
                  (ii) deliver lectures,  fulfill speaking engagements, or teach
                  at   educational   institutions,   or  (iii)  manage  personal
                  investments and finances and business and legal affairs, to the extent that such activities do not violate this Section 1 or Section 5 hereof.
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     2.  Section  2 of the  Agreement  is hereby  deleted  in its  entirety  and replaced with the following:

                  2.       Term.
                           ----

                  The term of this Agreement, unless earlier terminated in accordance with the terms of this Agreement, will extend to June 6, 2005 (the "Original Term"); provided, however, that if this Agreement is not affirmatively terminated by either party, or extended or renewed for a specific duration in writing by agreement of the parties, prior to the last day of the Original Term, this Agreement will continue on a month-to-month basis thereafter (the "Extended Term"). The parties agree to cooperate and discuss in good faith their intentions with regard to this Agreement's extension or renewal 12 months prior to the end of the Original Term. Notwithstanding the foregoing, the Company agrees to provide Executive with a minimum of six months' advance written notice of its intent to terminate this Agreement during the Original Term or the Extended Term for any reason other than Cause, in which case the Company shall comply with the notice requirements of Sections 4(a)(2) and (3) hereof, and Executive agrees to provide the Company with a minimum of 60 days'
                  advance written notice of his intent to terminate this Agreement during the Original Term or the Extended Term for any reason other than Good Reason, in which case Executive shall comply with the notice requirements of Section 4(b)(1)(E) hereof. The Original Term and any Extended Term of this Agreement shall end only following termination by written notice by the Company or Executive in accordance with this Section. For purposes of this Agreement, the terms "Original Term" and "Extended Term" shall herein be collectively referred to as the "Term."

     3. Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  (a) Base Salary. For the period beginning January 1, 2002 and extending throughout the Term of this Agreement, the Operating Partnership agrees to pay to Executive a base salary in an aggregate amount of Four Hundred Thousand Dollars ($400,000) per calendar year, payable in accordance with the general policies and procedures for payment of salaries to any other executive personnel of the Company but in all events payable no less frequently than monthly. The then applicable amount of yearly base salary payable to Executive pursuant to the provisions of this Section 3(a) shall herein be referred to as the "Base Salary." The Base Salary payable to Executive pursuant to the provisions of this Section 3(a) shall be subject to periodic review by the Compensation Committee of the Board of Directors of Prime (the "Committee") based upon periodic review of Executive's performance conducted on at least an annual basis and may be periodically increased as a result thereof; provided, however, that the Base Salary payable to Executive pursuant to the provisions of this
                  Section 3(a) shall in no event be less than the aggregate amount set forth in the first sentence of this paragraph. In no event may Executive's Base Salary be reduced during the Term without his express written consent.

     4. The last sentence of Section 3(b), "Performance Bonus," is hereby deleted in its entirety and replaced with the following:

                  Any amount of Performance Bonus required to be paid to Executive for a calendar year during the Term of this Agreement shall be paid by the Company to Executive on the earlier of (x) the pay period of the Company following finalization of the audit for such calendar year and final review and approval of the bonus calculation by the Committee or (y) February 28 (or the next business day) of the year immediately following the end of the calendar year for which such Performance Bonus is attributable.

     5. The following paragraph shall be added at the end of Section 3(g), "Stock Options":

                  As additional consideration for Executive's employment hereunder, as of June 6, 2002 (the "Date of Grant"), Prime granted Executive an option (the "Option") to purchase 500,000 shares of Prime's common stock, par value $0.01 per share (the "Common Stock"). The purchase price per share was $0.11 (the "Exercise Price"). The Option is subject to the terms and conditions contained in the Stock Award Agreement entered into between Prime and Executive, which terms include: (i) the Option will have a term of ten years measured from the date of grant; (ii) the greatest portion of the Option shares allowable will be issued as incentive stock options (as determined on a prorated basis for all recipients of option awards on June 6, 2002); (iii) the Option shares will vest and become exercisable as follows: 1/3 will vest upon the first anniversary of the Date of Grant, 1/3 will vest upon the second anniversary of the Date of Grant, and 1/3 will vest upon the third anniversary of the Date of Grant, assuming Executive's employment with Prime continues through s uch dates; (iv) the Option will remain exercisable for 30 days following termination of Executive for Cause, and in the event of Executive's termination of employment for any other reason the Option will remain exercisable for 90 days; and (v) upon Executive's resignation for Good Reason or termination without Cause (each as herein defined and without regard to whether a Change of Control has occurred) during the Term of this Agreement, the entire Option, in addition to all other outstanding options awarded by Prime to Executive, will become fully vested and exercisable, to the extent not previously exercised. Prime will take all steps necessary to ensure that all options held by Executive survive any Change of Control.

     6. Subparagraph 4(d)(2) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  (2) a termination payment in an amount equal to two times the One-Year Pay Equivalent, which amount shall be payable within thirty (30) days of the effective date of termination;

     7. The following sentence is hereby added at the end of Section 4(d), "Termination Following a Change of Control":

                  The termination benefits pursuant to subsections (a) to (d) of this Section 4 are mutually exclusive, and Executive shall not be entitled to seek termination benefits under more than one such subsection (other than as described in the last paragraph of Section 4(a)(1)).

     8. This Amendment may be executed in one or more counterparts which taken together shall constitute one and the same instrument.


EXECUTIVE:

------------------------------
         Robert A. Brvenik


PRIME RETAIL, INC., a Maryland corporation PRIME RETAIL, L.P., a Delaware limited partnership



By:___________________________              By:      Prime Retail, Inc.
Name:_________________________              Its:     Sole General Partner
Title:________________________              By:____________________________
                                            Name:__________________________
                                            Title:_________________________